Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated June 30, 2021, relating to the consolidated financial statements of Siyata Mobile Inc., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional
December 28, 2021	Accountants